UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 21, 2019, Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”), completed the previously announced acquisition contemplated by that certain Agreement and Plan of Merger, dated as of July 12, 2019 (the “Merger Agreement”), among Milacron Holdings Corp., a Delaware corporation (“Milacron”), Hillenbrand, and Bengal Delaware Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of Hillenbrand (“Merger Subsidiary”). Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Milacron, with Milacron continuing as the surviving corporation and a wholly-owned subsidiary of Hillenbrand (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Milacron (“Milacron Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Milacron Stock (i) held by Milacron as treasury stock, (ii) owned by Hillenbrand or Merger Subsidiary immediately prior to the Effective Time, (iii) held by any wholly-owned subsidiary of Milacron or Hillenbrand (other than Merger Subsidiary) immediately prior to the Effective Time, or (iv) issued and outstanding immediately prior to the Effective Time and held by any person who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights in respect of such shares in accordance with the Delaware General Corporation Law) was converted into the right to receive (x) $11.80 in cash, without interest (the “Cash Consideration”) and (y) 0.1612 shares of common stock, without par value, of Hillenbrand (“Hillenbrand Common Stock” and, the number of shares described in this clause (y), the “Stock Consideration”) ((x) and (y), taken together the “Merger Consideration”), and with cash to be paid in lieu of fractional shares.

At the Effective Time, each then-outstanding option to purchase shares of Milacron Stock (an “Option”) with a per share exercise price that was less than the Merger Consideration Value (as defined below), whether or not exercisable or vested, was canceled in exchange for the right to receive the Merger Consideration (including cash in lieu of any fractional shares, dividends or other distributions payable pursuant to the Merger Agreement) in respect of each “net share” subject to such Option. With respect to each Option, a “net share” is the quotient obtained by dividing (x) the product of (i) the number of shares subject to such Option as of immediately prior to the Effective Time and (ii) the excess of the Merger Consideration Value over the per share exercise price of such Option as of immediately prior to the Effective Time, by (y) the Merger Consideration Value. Each then-outstanding Option with a per share exercise price that was greater than or equal to the Merger Consideration Value, whether or not exercisable or vested, was canceled for no consideration. For purposes of the Merger Agreement, “Merger Consideration Value” means the sum of (x) the Cash Consideration and (y) the product obtained by multiplying the Stock Consideration by the volume weighted average trading price of Hillenbrand Common Stock on the New York Stock Exchange, as reported by Bloomberg, for the ten consecutive trading days ending on the trading day immediately preceding the date on which the Effective Time occurred.

At the Effective Time, each then-outstanding share of Milacron Stock granted subject to vesting or other lapse restrictions (each, a “Milacron Restricted Share”) vested in full, became free of such restrictions and was canceled and converted into the right to receive the Merger Consideration (including cash in lieu of any fractional shares, dividends or other distributions payable pursuant to the Merger Agreement).

At the Effective Time, each then-outstanding award of restricted stock units with respect to shares of Milacron Stock for which vesting was determined solely based on the satisfaction of time-based criteria (each, a “Milacron RSU”), whether vested or unvested, was canceled in exchange for the right to receive the Merger Consideration (including cash in lieu of any fractional shares, dividends or other distributions payable pursuant to the Merger Agreement) in respect of each share of Milacron Stock subject to such Milacron RSU, provided, however, that certain cash-settled Milacron RSUs, whether vested or unvested, were canceled in exchange for the right to receive an amount in cash equal to (A) the Merger Consideration Value multiplied by (B) the number of shares of Milacron Stock subject to such Milacron RSU as of immediately prior to the Effective Time.

At the Effective Time, each then-outstanding award of restricted stock units with respect to shares of Milacron Stock for which vesting was determined in whole or in part based on the satisfaction of performance-based criteria (each, a “Milacron PSU”), whether vested or unvested, was canceled in exchange for the right to receive the Merger Consideration (including cash in lieu of any fractional shares, dividends or other distributions payable pursuant to the Merger Agreement) in respect of each share of Milacron Stock subject to such Milacron PSU, assuming that such performance-based criteria were satisfied at the applicable target level of performance.

At the Effective Time, each then-outstanding award of stock appreciation rights (each, a “Milacron SAR”) with a per share strike price that was less than the Merger Consideration Value, whether or not exercisable or vested, was canceled and converted into the right to receive an amount in cash equal to (x) the excess of the Merger Consideration Value over the per share strike price of such Milacron SAR as of immediately prior to the Effective Time multiplied by (y) the number of shares of Milacron Stock subject to such Milacron SAR as of immediately prior to the Effective Time. Each then-outstanding Milacron SAR with a per share strike price that was greater than or equal to the Merger Consideration Value, whether or not exercisable or vested, was canceled for no consideration.

The total aggregate consideration payable in the Merger was approximately $1.64 billion in cash and 11.9 million shares of Hillenbrand Common Stock.

The issuance of shares of Hillenbrand Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-233699) filed by Hillenbrand with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 18, 2019. The proxy statement/prospectus, dated October 18, 2019, included in the registration statement (the “Proxy Statement/Prospectus”) contains additional information about the above-described transactions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K, (ii) the Proxy Statement/Prospectus and (iii) the Merger Agreement, included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On November 21, 2019, Hillenbrand issued a press release announcing the completion of the Merger.

A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated by reference herein and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by Hillenbrand under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of Milacron required by Item 9.01(a) to this Current Report on Form 8-K are incorporated herein by reference to (i) Milacron’s audited consolidated balance sheets as of and for the years ended December 31, 2018 and 2017 and the audited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows of Milacron for the years ended December 31, 2018, 2017 and 2016 included in Milacron’s Current Report on Form 8-K filed by Milacron with the SEC on September 6, 2019 and Milacron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed by Milacron with the SEC on February 28, 2019 as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and (ii) Milacron’s unaudited condensed consolidated financial statements as of September 30, 2019 included in Milacron’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed by Milacron with the SEC on November 12, 2019.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K is incorporated herein by reference to the unaudited pro forma condensed combined balance sheet as of June 30, 2019 and the unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2019 and the year ended September 30, 2018, in each case included in Amendment No. 1 to the Hillenbrand’s registration statement on Form S-4 (Registration No. 333-233699) filed by Hillenbrand with the SEC and declared effective on October 18, 2019.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 12, 2019, among Hillenbrand, Inc., Bengal Delaware Holding Corporation and Milacron Holdings Corp. (incorporated by reference to the Current Report on Form 8-K filed by Hillenbrand with the SEC on July 16, 2019) [1]
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Milacron
99.1	Press Release of Hillenbrand, dated November 21, 2019
99.2	Audited Consolidated Balance Sheets of Milacron as of December 31, 2018 and 2017 and the Audited Consolidated Statements of Operations, Comprehensive Income (Loss), Shareholders’ Equity and Cash Flows of Milacron for the years ended December 31, 2018, 2017 and 2016 (incorporated by reference to Milacron’s Current Report on Form 8-K filed by Milacron with the SEC on September 6, 2019)
99.3	Unaudited Condensed Consolidated Financial Statements of Milacron as of September 30, 2019 (incorporated by reference to Milacron’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed by Milacron with the SEC on November 12, 2019)
99.4	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2019, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended June 30, 2019 and the year ended September 30, 2018 (in each case incorporated by reference to Amendment No. 1 to Hillenbrand’s Registration Statement on Form S-4 (Registration No. 333-233699 ) filed by Hillenbrand with the SEC on October 11, 2019)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

[1]	Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hillenbrand hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer